UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

XBP GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6641 N. Belt Line Road, Suite 100 Irving, TX	75063
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XBP	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 3, 2025, XBP Global Holdings, Inc. (the “Company,” formerly XBP Europe Holdings, Inc.) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with Exela Technologies BPA, LLC (together with its subsidiaries, the “BPA Group”) and certain of its affiliates (collectively, the “Debtors” or after the Restructuring (defined herein), the “Reorganized Debtors”). Pursuant to the Transaction Support Agreement, the Company agreed to, among other things, support the Debtors’ plan of reorganization (the “Plan”) in their Chapter 11 cases (the “Restructuring”), including seeking stockholder approvals at the Company’s annual shareholder meeting (the “Annual Meeting”) and issuing shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 15, 2025 (the “Proxy Statement”).

On July 29, 2025 (the “Effective Date”), the Company entered into:

•	A Registration Rights Agreement (the “Registration Rights Agreement”) with certain holders of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and distributed in the Restructuring (the “Holders”), granting the Holders shelf, demand, and piggyback registration rights for the resale of such shares, subject to certain conditions and thresholds.

•	A Shareholder Rights Agreement (the “Shareholder Rights Agreement”), effective as of the Effective Date, which provides for the issuance of one right per share of Common Stock, exercisable if any person or entity acquires 30% or more of the Common Stock (subject to exceptions for existing holdings and shares issuable under the Plan). The Shareholder Rights Agreement is intended to protect against unsolicited takeovers and expires 18 months from adoption unless redeemed or exchanged earlier.

•	A Tax Funding Agreement (the “Tax Funding Agreement”) with the Reorganized Debtors (the Debtors upon their emergence from Chapter 11), as Agent, and Exela Technologies, Inc. (“ETI”), GP 3XCV LLC, and XCV-STS, LLC (together, the “Consenting ETI Parties”). The Tax Funding Agreement provides for the Consenting ETI Parties to fund certain Transaction Tax Liabilities (as defined in the Plan) (up to the Initial ETI Funding Obligation of $15,000,000 and any excess over $25,000,000), with security over Blocked ETI Shares (as defined therein) and provisions for release upon payment.

Additionally, on the Effective Date, Exela Technologies BPA, LLC entered into a Credit and Security Agreement (the “ABL Credit Agreement”) with MidCap Financial Trust as Agent and Lender, providing a $150,000,000 revolving credit facility, secured by ABL Priority Collateral (as defined therein), with terms including interest at SOFR plus Applicable Margin (3.75%-4.25% based on EBITDA), maturity 36 months from closing, financial covenants (e.g., Fixed Charge Coverage Ratio), and other customary provisions.

Additionally, on the Effective Date, the Reorganized Debtors entered into exit financing arrangements, including:

•	An Indenture (the “Indenture”) reflecting the issuance of $183 million of exit notes in a cashless rollover of a comparable amount of debtor-in-possession obligations, plus $18 million in additional funding provided by the Company, with the remaining $10 million of debtor-in-possession obligations being cancelled and replaced with $6 million of loans under the Gates Exit Facility Agreement (as defined below).

•	A Financing Agreement (the “Gates Exit Facility Agreement”) consisting of $40 million of new loans used to refinance the Debtors’ prepetition senior secured term loan facility, which was in the aggregate principal amount of approximately $38.9 million, plus accrued interest, fees, and expenses, and $6 million of take-back loans, secured by Term Loan Priority Collateral (as defined therein).

•	The ABL Credit Agreement.

•	An Amended and Restated Credit and Security Agreement (the “2L Credit Agreement”) with BRF Finance Co. LLC, as Agent, and the lenders party thereto, amending and restating the Secured Promissory Note dated February 27, 2023, providing for term loans bearing interest at Term SOFR plus 7.5%, and other terms as set forth therein.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2025 (the “Prior 8-K”), in connection with the Restructuring, the Company entered into an Amendment Agreement on July 25, 2025 with HSBC UK Bank plc, as Agent and Security Agent, amending the term loan and revolving facilities agreement dated June 26, 2024.

The foregoing descriptions of the Transaction Support Agreement, Registration Rights Agreement, Shareholder Rights Agreement, Tax Funding Agreement, ABL Credit Agreement, Gates Exit Facility Agreement, Indenture and 2L Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 4.2, 10.4, 10.5, 10.3, 4.1 and 10.7 hereto, respectively, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Effective Date, in connection with the consummation of the Restructuring and pursuant to the Plan, the indenture dated as of December 9, 2021 (as amended, supplemented or otherwise modified from time to time), among Exela Intermediate LLC and Exela Finance Inc., as issuers, the guarantors party thereto (including certain of the Debtors), and U.S. Bank Trust Company, National Association, as trustee and collateral agent, governing the 11.500% first-priority senior secured notes due 2026, and the indenture dated as of July 11, 2023 (as amended, supplemented or otherwise modified from time to time), among Exela Intermediate LLC and Exela Finance Inc., as issuers, the guarantors party thereto (including certain of the Debtors), and U.S. Bank Trust Company, National Association, as trustee and collateral agent, governing the 11.500% first-priority senior secured notes due 2026, were terminated, and all obligations thereunder were cancelled and discharged, with holders of claims thereunder receiving distributions of Common Stock as described in Item 3.02.

The ABL Credit Agreement replaced the BPA Group’s existing securitization arrangements with PNC Bank.

The disclosures in Items 1.01 and 3.02 are hereby incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the exit financing arrangements is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan and the Nasdaq Proposal approved at the Annual Meeting (Proposal 4 in the Proxy Statement), the Company issued 81,799,821 shares of Common Stock to holders of Allowed Notes Claims (as defined in the Proxy Statement) and for backstop and funding fees, resulting in 117,516,255 shares of Common Stock issued and outstanding, and warrants to purchase 6,632,418 shares of Common Stock to GP 3XCV LLC and XCV-STS, LLC (two subsidiaries of the registrant’s former parent company ETI).

The issuances were exempt from registration under Section 1145 of the U.S. Bankruptcy Code. The warrants have standard terms, including cash less exercise provisions, and are exercisable immediately at Plan Equity Value (as defined in the Plan). The form of warrant is filed as Exhibit 4.3 hereto and incorporated herein by reference.

See also Item 8.01 regarding the Shareholder Rights Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 regarding the Shareholder Rights Agreement is incorporated herein by reference. The Shareholder Rights Agreement materially affects the rights of holders of Common Stock through its anti-takeover provisions.

The information set forth in Item 5.03 regarding the effectiveness of the Amended Charter is also incorporated herein by reference.

The reverse stock split authorization described in Item 5.03 also materially modifies the rights of holders of Common Stock by potentially reducing the number of outstanding shares and increasing the proportion of authorized but unissued shares.

The information set forth in Item 5.03 regarding the Second Amended and Restated Bylaws is incorporated herein by reference. The Second Amended and Restated Bylaws might be deemed to modify the rights of holders of Common Stock by updating certain governance provisions, including changes to stockholder meeting procedures, advance notice requirements for stockholder proposals and nominations, and the ability to take action by written consent, which may affect stockholders’ ability to participate in corporate governance and influence Company decisions.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

In connection with the Restructuring, the Company dismissed EisnerAmper LLP (“Eisner”), the independent registered public accounting firm that audited the financial statements of the BPA Group (when it was a subsidiary of ETI), effective as of the Effective Date.

The reports of Eisner on the BPA Group’s financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the report included an explanatory paragraph describing conditions raising substantial doubt about the Company’s ability to continue as a going concern, which is considered a modification related to audit scope under Item 304(a)(1)(v) of Regulation S-K.

During the BPA Group’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the Effective Date, there were: (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the BPA Group and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports on the BPA Group’s financial statements for such years, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Eisner with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Eisner furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Eisner’s letter, dated August 4, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On the Effective Date, the Company maintained UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, consistent with stockholder ratification at the Annual Meeting on July 25, 2025. UHY served as the Company’s auditor prior to the Restructuring.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the Effective Date, neither the Company nor anyone on its behalf has consulted with UHY as it relates to the BPA Group regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions); or (iii) any reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

As a result of the Restructuring consummated on the Effective Date, the Company is no longer considered a “controlled company” under the rules of The Nasdaq Stock Market. Prior to the Restructuring, BTC International Holdings, Inc. (“BTC”), an indirect subsidiary of ETI, owned approximately 60.7% of the Company’s Common Stock. Pursuant to the Plan, BTC’s shares were distributed to holders of Allowed Notes Claims (including ETI). Post-issuance of new shares under the Plan, beneficial ownership is dispersed, with ETI holding approximately 27.1%, Gates Capital Management approximately 25.9%, and Avenue Capital approximately 9.8%, in each case, assuming the exercise of warrants by ETI and its affiliates. The Restructuring represents a dissipation of control, not a “change of control” in the traditional sense, because no new third party acquired control of the Company as a result of the Restructuring. There are no known arrangements that may result in a further change in control.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Prior 8-K, at the Annual Meeting held on July 25, 2025, stockholders approved the Director Election Proposal (Proposal 1 in the Proxy Statement), electing James G. Reynolds and Andrej Jonovic to serve until the 2026 annual meeting.

Additionally, as disclosed in the Prior 8-K, stockholders approved the Stock Plan Amendment Proposal (Proposal 6 in the Proxy Statement), amending the XBP Europe Holdings, Inc. 2024 Stock Incentive Plan to increase the authorized shares by 5,000,000, with a conditional further increase to ensure the total equals 10% of outstanding Common Stock post-Restructuring. The amended plan is filed as Exhibit 10.6 hereto.

Effective as of the Effective Date and as part of the Plan, Messrs. J. Coley Clark and Martin P. Akins resigned from the Board, without disagreement on Company matters. Further, in connection with the Restructuring, the Board was increased to seven members and the vacancies on the Board were filled with four new directors: Regina Paolillo, Sanjay Srivastava, Robert Pryor and Randal Klein, each of whom were nominated by the Consenting Creditors (as defined in the Plan) pursuant to a one-time right under the Plan to designate four (4) nominees for appointment to our Board on behalf of all the recipients of Common Stock under the Plan.

The biographical information for each of the new directors is set forth below:

Regina Paolillo

Ms. Paolillo, age 67, served as Global Chief Operating Officer of TTEC Holdings, Inc. from 2021 to 2022, after serving as Executive Vice President, Chief Financial & Administrative Officer since 2011. From 2009 to 2011, she was Chief Financial Officer and Executive Vice President for Enterprise Services at TriZetto Group, Inc. She previously held senior finance and operations roles at General Atlantic, Genpact, Creditek, Gartner, Productivity, Inc., Citibank, Bristol-Myers Squibb, and PwC. She currently serves on the boards of Unisys Corp (Audit Committee Chair and Security & Risk Committee member since 2018), UST (Audit Committee Chair and Compensation & Talent Committee member since 2023), and SIRVA Worldwide (Audit Committee Chair since 2024). Ms. Paolillo holds a bachelor of arts degree from the University of New Haven.

Sanjay Srivastava

Mr. Srivastava, is currently a venture partner at Masa Group, LLC and serves as a senior advisor on digital and AI strategy. He served as the Chief Digital Officer of Genpact from 2012 to March 2024 and has served as the Chief Digital Strategist at Genpact since March 2024. Prior to joining Genpact, he founded and exited four startups acquired by Genpact, SunGard, BMC, and Akamai, and held leadership roles at FIS, Akamai, and Hewlett Packard. He also founded the Executive Technology Board, a global independent think tank, and serves on the board of directors of Legal Sifter, Inc. He holds a master’s degree in business administration from the University of Minnesota and a bachelor of science from the Indian Institute of Technology, Kharagpur.

Robert Pryor

Mr. Pryor, age 66, serves as Senior Advisor to NTT DATA and retired as Chief Executive Officer of NTT DATA Services in 2024, after serving as Chief Operating Officer and Chief Integration Officer. He previously was Chief Executive Officer of Fujitsu Americas, Inc., and held senior leadership roles at EDS, EY, Capgemini, HP, and Genpact. He serves as Independent Chair of C1, Board Member and Advisor to v4c.ai, and Advisor to NTT Ventures. He holds a master’s degree in business administration from the University of North Texas, a bachelor’s degree in finance and accounting from the University of Texas at Austin, and completed the Kellogg Executive Development Program at Northwestern University.

Randal T. Klein

Mr. Klein, age 60, joined affiliates of Avenue Capital Management II, L.P. (“Avenue”) in 2004 and is currently a Senior Portfolio Manager at Avenue responsible for assisting with the direction of the investment activities of Avenue’s global funds. Mr. Klein provides the investment professionals in the Avenue U.S. Strategy team with additional expertise, oversight and investment direction on a range of transactions. Prior to joining Avenue, Mr. Klein was a Senior Vice President at Lehman Brothers, where his responsibilities included restructuring advisory work, financial sponsors coverage, mergers and acquisitions and corporate finance. Prior to Lehman, Mr. Klein worked in sales, marketing and engineering as an aerospace engineer for The Boeing Company. Mr. Klein currently serves, or has served, on the boards of GenensisCare USA Group, Gravity Oilfield Services, NextWave Holdco, Amplify Energy Corp, Selcom Group, MagnaChip Semiconductor, Chassix Automotive, Midstates Petroleum and American Media. Mr. Klein is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Klein holds a master of business administration degree in finance from the Wharton School of the University of Pennsylvania and a bachelor of science degree in aerospace engineering from the University of Virginia.

The continuing directors are Par Chadha, Andrej Jonovic, and James G. Reynolds.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2025, the Company filed a Certificate of Designations of Series A Participating Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating the Series A Participating Preferred Stock (“Series A Preferred Stock”) issuable under the Rights Agreement described in Item 1.01. The Certificate of Designations is filed as Exhibit 3.1 hereto.

As disclosed in the Prior 8-K, at the Annual Meeting, stockholders approved the Charter Amendment Proposals (Proposals 3A-3D in the Proxy Statement), adopting the Third Amended and Restated Certificate of Incorporation (the “Amended Charter”). On the Effective Date, the Amended Charter was filed with the Delaware Secretary of State and became effective. The Amended Charter includes:

•	A name change to “XBP Global Holdings, Inc.”

•	An increase in authorized shares to 400,000,000 shares of Common Stock and 20,000,000 shares of preferred stock.

•	Removal of the staggered board, reestablishment of stockholder action by written consent (with exceptions for director elections and certain mergers), and clarification of the corporate opportunities waiver.

•	Overall restatement and conforming changes.

The Amended Charter is filed as Exhibit 3.2 hereto.

Effective as of the Effective Date, the Company adopted the Second Amended and Restated Bylaws, which update governance provisions to reflect the name change, certain changes relating to the board composition and certain board and stockholder meeting procedures. The Second Amended and Restated Bylaws are filed as Exhibit 3.3 hereto.

As disclosed in the Prior 8-K, stockholders also approved the Reverse Stock Split Proposal (Proposal 5 in the Proxy Statement), amending the Amended Charter to authorize a reverse stock split of Common Stock at a ratio between 1-for-3 and 1-for-15, to be determined by the Board and may be implemented in 2025 (a reverse stock split has not yet been effected or declared and will be subject to Board discretion). The Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation effecting the reverse stock split was filed with the Delaware Secretary of State and became effective on the Effective Date and is filed as Exhibit 3.4 hereto.

Item 8.01.	Other Events.

On July 29, 2025, in connection with the Rights Agreement described in Item 1.01, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock to stockholders of record as of the Close of Business on August 15, 2025 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock at a price equal to five (5) times the Current Per Share Market Price (as defined in the Rights Agreement) of the Common Stock as of the Stock Acquisition Date (as defined in the Rights Agreement), subject to adjustment. The Rights are not exercisable until the Distribution Date (as defined in the Rights Agreement) and will expire on the Final Expiration Date (as defined in the Rights Agreement), unless earlier redeemed or exchanged.

The Rights will be issued as an unregistered dividend, and the issuance does not constitute a “sale” under Section 2(a)(3) of the Securities Act of 1933, as amended. A summary of the terms of the Rights is included in the Shareholder Rights Agreement filed as Exhibit 4.2 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations for Series A Participating Preferred Stock.

3.2	Amended Charter.

3.3	Second Amended and Restated Bylaws.

3.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (Reverse Stock Split).

4.1	Indenture, dated July 29, 2025, by and among Exela Technologies BPA, LLC, Exela Finance Inc., the Guarantors party thereto, U.S. Bank Trust Company, National Association, as Trustee, and Ankura Trust Company, LLC, as Collateral Agent.

4.2	Shareholder Rights Agreement, dated July 29, 2025.

4.3	Form of Warrant.

10.1	Transaction Support Agreement, dated July 3, 2025 (incorporated by reference from Annex C to the Proxy Statement)

10.2	Registration Rights Agreement, dated July 29, 2025.

10.3	Gates Exit Facility Agreement, dated July 29, 2025.

10.4	Tax Funding Agreement, dated July 29, 2025.

10.5	ABL Credit Agreement, dated July 29, 2025.

10.6	Amendment to the 2024 Stock Incentive Plan (incorporated by reference from Annex E to the Proxy Statement).

10.7	2L Credit Agreement, dated July 29, 2025.

16.1	Letter from EisnerAmper LLP to the Securities and Exchange Commission, dated August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2025

XBP GLOBAL HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Dejan Avramovic
Chief Financial Officer